Exhibit 3.1

AMENDMENT NO. 4

TO THE

AMENDED AND RESTATED

BY-LAWS

OF

INTEGRAL SYSTEMS, INC.

The Amended and Restated By-laws of Integral Systems, Inc., as amended (the “Bylaws”), are hereby amended by deleting the text and heading of Section 2 of Article II in its entirety and inserting the following in lieu thereof:

“Section 2. Annual Meetings. Annual meetings of stockholders shall be held during the month of February following the end of the Corporation’s fiscal year on such a date and time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which the stockholders entitled to vote shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.”

The amendment to the Amended and Restated Bylaws of Integral Systems, Inc., as amended, set forth above in this Amendment No. 4 were approved by the Board of Directors of Integral Systems, Inc. at a meeting held on September 14, 2007.

/s/ Elaine M. Brown
Elaine M. Brown Secretary

2

AMENDMENT NO. 3

TO THE

AMENDED AND RESTATED

BY-LAWS

OF

INTEGRAL SYSTEMS, INC.

FIRST: The Amended and Restated By-laws of Integral Systems, Inc., as amended (the “Bylaws”), are hereby amended by deleting the text and heading of Section 4 of Article II in its entirety and inserting the following in lieu thereof:

“Section 4. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the Board of Directors or (1) if the common stock of the Company is either quoted on the NASDAQ National Market or listed on a national stock exchange, then by stockholders entitled to cast at least twenty-five percent (25%) of all votes entitled to be cast at such meeting or (2) if the common stock of the Company is not either quoted on the NASDAQ National Market or listed on a national stock exchange, then by stockholders entitled to cast at least ten percent (10%) of all votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.”

SECOND: The Bylaws are hereby amended by deleting the text of the first sentence of Section 2 of Article III of the Bylaws in its entirety and inserting the following in lieu thereof:

“The number of directors which shall constitute the whole Board of Directors shall not be less than three nor more than nine.”

The amendments to the Amended and Restated Bylaws of Integral Systems, Inc., as amended, set forth above in this Amendment No. 3 were approved by the Board of Directors of Integral Systems, Inc. at a meeting held on February 7, 2007.

/s/ Elaine M. Brown
Elaine M. Brown
Secretary

4

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED

BY-LAWS

OF

INTEGRAL SYSTEMS, INC.,

AS AMENDED

The Amended and Restated By-laws of Integral Systems, Inc., as amended (the “Bylaws”), are hereby amended by deleting the text of the first sentence of Section 2 of Article III of the Bylaws in its entirety and inserting the following in lieu thereof:

“The number of directors which shall constitute the whole Board of Directors shall not be less than three nor more than eight.”

The amendment to the Amended and Restated Bylaws of Integral Systems, Inc. set forth above in this Amendment No. 2 was approved by the Board of Directors of Integral Systems, Inc. at a meeting held on Wednesday, December 6, 2006.

/s/ ELAINE M. BROWN
Elaine M. Brown Secretary

2

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED

BY-LAWS

OF

INTEGRAL SYSTEMS, INC.

FIRST: The Amended and Restated By-laws of Integral Systems, Inc. (the “Bylaws”) are hereby amended by deleting the text and heading of Section 4 of Article II in its entirety and inserting the following in lieu thereof:

“Section 4. Special Meetings.

(a) General. Subject to subsection (b)(4) of this Section 4 of Article II, special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary at the request in writing of a majority of the Board of Directors. Subject to subsection (b) of this Section 4 of Article II, a special meeting of stockholders shall also be called by the Secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b) Stockholder Requested Special Meetings.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (d) shall be sent to the Secretary by registered mail, return receipt requested, and (e) shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

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(3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 4(b) of Article II, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors, may consider such factors as he, she or it, or such majority, deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 4(b) of Article II.

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(5) If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

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(7) For purposes of these bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.”

SECOND: The Bylaws are hereby further amended by deleting the text and heading of Section 8 of Article II in its entirety and by inserting the following in lieu thereof:

“Section 8. Order and Conduct of Business. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding a meeting or recessing or, notwithstanding anything in Section 6 of this Article II to the contrary, adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.”

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The amendments to the Amended and Restated Bylaws of Integral Systems, Inc. set forth above in this Amendment No. 1 were approved by the Board of Directors of Integral Systems, Inc. at a meeting held on Thursday, March 16, 2006.

/s/ Elaine M. Brown
Elaine M. Brown
Secretary

6

AMENDED AND RESTATED

BY-LAWS OF

INTEGRAL SYSTEMS, INC.

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Lanham, County of Prince George’s, State of Maryland.

Section 2. Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Maryland, as the Board of Directors may from time to time determine, or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in Lanham, Maryland, at such place within such city as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Maryland as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without of the State of Maryland, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held during the month of April following the end of the Corporation’s fiscal year on such a date and time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which the stockholders entitled to vote shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.1

Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the date, time and place of the meeting, shall be delivered in person or by mail to each stockholder of record entitled to vote at such meeting not less than ten or more than ninety (90) days before the date of the meeting.

[1]	Reference 03-19-99

(1)

Section 4. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the Board of Directors or (1) if the common stock of the Company is either quoted on the NASDAQ National Market or listed a national stock exchange, then by stockholders entitled to cast at least twenty-five percent (25%) of all votes entitled to be cast at such meeting or (2) if the common stock of the Company is not either quoted on the NASDAQ National Market or listed on a national stock exchange, then by stockholders entitled to cast at least ten percent (10%) of all votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered in person or by mail, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting, except that notice of a stockholders’ meeting to act on an amendment of the articles of incorporation, a plan of merger, share exchange, or proposed sale of assets other than in the ordinary course of business, or the dissolution of the corporation shall be given to all stockholders of record whether or not entitled to vote thereon.

Section 6. Quorum. Except as otherwise provided by statute or the articles of incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than one hundred twenty (120) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(2)

Section 7. Organization. At each meeting of the stockholders, the Chairman of the Board or the President, determined as provided in Article V of these bylaws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman, or if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation, so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

Section 8. Order of Business. The order of business at annual meetings of stockholders and, so far as practicable, at other meetings of stockholders shall be as follows unless changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat:

(a) Call to order.

(b) Proof of due notice of meeting.

(c) Determination of quorum and examination of proxies.

(d) Reading and disposing of minutes of last meeting of stockholders.

(e) Announcement of purposes for which the meeting was called.

(f) Nomination and election of directors.

(g) Entertainment of motions with respect to other business.

(h) Reports of officers and committees.

(i) Other business.

(j) Adjournment.

Section 9. Voting. Except as otherwise provided in the articles of incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these bylaws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock owned, directly or indirectly, by the Corporation, shall not be entitled to vote and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time. Shares of its own stock are considered owned indirectly by the Corporation if owned by another corporation in which the Corporation owns shares entitled to cast a majority of all the votes entitled to be cast by all shares outstanding and entitled to vote. The Corporation shall be entitled to vote shares of its own stock held by it in a fiduciary capacity and such shares shall be counted in determining such total number of outstanding shares entitled to be voted. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized and

(3)

delivered to the Secretary of the Corporation or to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven (11) months from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders all matters, except where other provision is made by the law, the articles of incorporation or these bylaws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot, each ballot shall be signed by the stockholder voting or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 10. Stock Ledger. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its share transfer books, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and maintain, a complete list of the stockholders arranged in alphabetical order, and showing the address of each stockholder and the number of each class of shares registered in the name of each stockholder. The original or a duplicate of the Stock Ledger shall be kept at the principal office of the Corporation. Such list shall be available for inspection by any holder of the Corporation’s stock during normal business hours. In addition, such list shall be open to the examination of any stockholder, for any purpose germane to any stockholder meeting, during ordinary business hours, for a period of at least ten (10) days prior to said meeting, either at the registered office of the Corporation or at its principal office, or at the office at its transfer agent or registrar. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The original share transfer books shall be prima facie evidence as to which stockholders are entitled to examine the share transfer books, stockholder list, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 11. Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, and without action by the Board of Directors, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders entitled to vote on the action and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

(4)

Section 12. Advance Notice of Matters to be Presented at an Annual Meeting of Stockholders.2 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting as set forth below. To be properly brought before an annual meeting, such business must (1) be specified in the notice of the meeting (or any supplement thereto) given by the Corporation pursuant to Section 3 of Article II and Section 1 of Article IV of these bylaws, or (2) be brought before the meeting by or under the direction of the Board of Directors (or the Chairman of the Board, the Chief Executive Officer or the President), or (3) be properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting; provided, however, that in the event that during the prior year the Corporation did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year’s annual meeting (other than as a result of adjournment), then such stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article II.

The Chairman of the meeting shall have the authority, if the facts warrant, to determine that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

[2]	Reference 05-10-00

(5)

Section 13. Advance Notice of Nominees for Directors.3 Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders or at a special meeting of stockholders as to which the notice of meeting provides for election of directors, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13 of Article II. Such nominations, other than those made by or under the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. In the event that such stockholder’s notice pertains to an annual meeting of stockholders, to be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting; provided, however, that in the event that during the prior year the Corporation did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year’s annual meeting (other than as a result of adjournment), then such stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. In the event that such stockholder’s notice pertains to a special meeting of stockholders, to be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for

[3]	Reference 05-10-00

(6)

proxies for election of directors pursuant to the rules and regulations under the Exchange Act; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

The Chairman of the meeting shall have the authority, if the facts warrant, to determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall exercise all such powers of the Corporation and do all such lawful acts and things not expressly forbidden by statute, the articles of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualification, and Term of Office. The number of directors which shall constitute the whole Board of Directors shall not be less than three nor more than seven. Within the limits above specified, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at any annual or special meeting or otherwise pursuant to action of the stockholders. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4 and 5 of this Article III, and each director elected shall hold office until the annual meeting next after his election and until his successor is elected and qualified, or until his death or retirement or until he shall resign or shall be removed in the manner hereinafter provided. Such election shall be by written ballot.

Section 3. Resignations. Any director may resign at any time by giving written notice of his resignation to the Board of Directors, its Chairman, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(7)

Section 4. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote by written ballot of a majority in voting interest of the stockholders of record of the Corporation entitled to vote, given only at an annual or special meeting of the stockholders called for that purpose. A vacancy in the Board of Directors caused by any such removal shall be filled by the stockholders at such meeting or, if not so filled, by the Board of Directors as provided in Section 5 of this Article III.

Section 5. Vacancies. Newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office. Vacancies resulting from any other cause may be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside of the State of Maryland.

Section 7. Annual Meetings. Annual meetings of the Board of Directors shall be held within sixty (60) days after the annual meeting of the stockholders on such date and time as shall be designated by the Board of Directors in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 9. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, President or Secretary on 24 hours notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of recorded communication. Special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of any director. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless or other form of recorded communication, or if he shall be present at such meeting.

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Section 10. Quorum and Manner of Acting. At all meetings of the Board of Directors, 50% or more of the directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business, unless it is determined that an item or items on the agenda will require the disclosure of classified information. In such case, all Directors not holding a valid security clearance on file at Integral Systems, Inc. or not possessing a valid need-to-know for the business at hand, shall be excused for the duration of the classified business. The remaining Directors shall constitute a quorum for the transaction of the classified items only. The full Board will be reconvened at the conclusion of the classified discussion. Under no circumstances shall Directors not possessing a valid clearance and a certified need-to-know be present during the discussion of classified material; these Directors shall be absolved of all responsibility for all direct and indirect consequences of decisions and actions undertaken with respect to classified material. The Security Officer or his/her designated assistant shall be the sole authority as to when the agenda requires a discussion of classified material, which Directors have a valid security clearance, and which Directors have a need to know. If any meeting of this nature takes place, the Security Officer shall note the date of said meeting and make available for review the authorization for the cleared directors to attend to the DISCO representative at the next security inspection.

The acts of a majority of the Directors present at a meeting in which a quorum, as defined above, is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.4

Section 11. Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors, or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 11 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration thereof.

[4]	Reference S89-02, 12-7-88

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GENERAL

Section 12. Actions Without a Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 13. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 14 shall constitute presence in person at such meeting.

ARTICLE IV

NOTICES

Section 1. Type of Notice. Whenever, under the provisions of the statutes, the articles of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or stockholder, at his address as it appears in the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the articles of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein and filed with the minutes or corporate records, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, telegraph, telex, cable, wireless or other form of recorded communication may constitute such a waiver.

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ARTICLE V

OFFICERS

Section 1. Elected and Appointed Officers. The elected officers of the Corporation shall be a Chief Executive Officer (CEO), a President, a Secretary and a Treasurer, and a Chairman of the Board (who shall be a director). The Board of Directors by resolution may also appoint one or more agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation.

Section 2. Time of Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 1 of this Article V, Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

Section 3. Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.5

Section 4. Term. Each officer of the Corporation shall hold his office until his successor is elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors or the appropriate committee thereof.6

Section 5. Duties of the Chairman of the Board. The Chairman of the Board, if one be elected, shall preside when present at all meetings of the Board of Directors and will preside at meetings of the stockholders or designate an alternate to preside. He shall advise and counsel the Chief Executive Officer of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.7

Section 6. Duties of the Chief Executive Officer. The Chief Executive Officer of the Corporation, subject to the provisions of these bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, when present, at all meetings of stockholders or designate an individual to preside as may otherwise be provided by statute. He shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. He shall have general authority to execute bonds, deeds, and contracts

[5]	Reference S96-28; 5-29-96
[6]	Reference S96-28, 5-29-96
[7]	Reference S96-29, 5-29-96

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in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such officers, employees, and agents of the Corporation as the proper conduct of operation may require, and to fix their compensation, subject to the provisions of these bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chief Executive Officer, and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these bylaws.

The Chief Executive Officer is allowed to delegate a number of his powers to one or more persons. These shall include his general authority to execute bonds, deeds, and contracts in the name of the Company and to affix the corporate seal thereto, to sign stock certificates; to cause the employment or appointment of such officers, employees, and agents of the Corporation as the proper conduct of operation may require and to fix their compensation, subject to the provisions of the bylaws; to remove or suspend any officer, employee, or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have been elected or appointed, any officer subordinate to the Chief Executive Officer, and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these bylaws. This delegation can be whole or in part of any of these powers subject to any constraints levied at or after said delegation.

The Board of Directors can designate someone to replace the Chief Executive Officer should he be unable to perform his duties due to absence or other reasons.8

Section 7. Duties of the President. Subject to the provisions of these bylaws, the President shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business.9 He shall preside, when present, at all meeting of stockholders, except when the Chairman of the Board or the Chief Executive Officer presides and as may otherwise be provided by statute and, in the absence of any other person designated thereto by these bylaws, at all meetings of the Board of Directors.10 He shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operation may

[8]	Reference S96-29, 5-29-96
[9]	Reference S96-28; 5-29-96
[10]	Reference S96-28; 5-29-96

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require, and to fix their compensation, subject to the provisions of these bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President, and, in general, to exercise all the powers and authority usually appertaining to the President of a corporation, except as otherwise provided in these bylaws.11

The President is allowed to delegate a number of his powers to one or more persons. These shall include his general authority to execute bonds, deeds, and contracts in the name of the Company and to affix the corporate seal thereto, to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operation may require and to fix their compensation, subject to the provisions of the bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed, any officer subordinate to the President, and, in general, to exercise all the powers and authority usually appertaining to the President of a corporation, except as otherwise provided in these bylaws. This delegation can be whole or in part of any of these powers subject to any constraints levied at or after said delegation.12

Section 8. Duties of the Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

Section 9. Duties of Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the

[11]	Reference S96-29, 5-29-96; Reference 05-10-00
[12]	Reference S89-02, 12-7-88; Reference 05-10-00

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Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President or the Secretary may from time to time prescribe.

Section 10. Duties of the Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President or any such Vice President in charge of finance.

Section 11. Duties of Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment), shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President or the Treasurer may from time to time prescribe.

ARTICLE VI

INDEMNIFICATION

Section 1. Right of Indemnification. The Corporation shall indemnify as determined by the Board of Directors any person who is serving or has served as a director or officer or employee or agent of the Corporation to the extent permitted by Maryland law, who has made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit, or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer or employee or agent of

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the Corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, or as an officer, or as a fiduciary of an employee benefit plan, or another corporation, partnership, joint venture, trust or other enterprise, or as an employee, or as an agent, except in relation to matters as to which such person is adjudged in such action, suit or proceedings or otherwise determined to be liable for negligence or misconduct in the performance of duty.

In addition, the Corporation as determined by the Board of Directors shall pay for or reimburse any expenses incurred by such persons who are parties to such proceedings, in advance of the final disposition of such proceedings, to the extent permitted by Maryland law.13

Section 2. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s position as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

Section 3. Mergers. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence and continued.

[13]	Reference S96-29, 5-29-96

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ARTICLE VII

CERTIFICATES OF STOCK

Section 1. Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, bearing the name of the person to whom issued, and signed by the President, a Vice President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, or the Treasurer of the Corporation certifying the number of shares owned by him in the Corporation. The certificate shall bear on its face the name of the Corporation and shall state that such Corporation is organized under the Laws of the State of Maryland. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Facsimile Signatures. Any of or all the signatures on the stock certificate may be facsimile.

Section 3. New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 4. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than ninety (90) days before the date of such meeting or other action, unless otherwise required by law.14 The Board of Directors may also direct that the stock transfer books be closed for a stated period, not to exceed twenty (20) days for the purpose of making a proper determination of the stockholders with respect to any such action. In the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days prior to the date of the meeting.15 If the Board of Directors does not so fix a record date in advance, the date of such meeting or action shall be fixed as the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Maryland.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the Board of Directors at any regular meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

[14]	Reference S89-02, 12-7-88; Reference 05-10-00
[15]	Reference 05-10-00

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Section 3. Annual Statement. The Board of Directors shall present at each annual meeting of the stockholders a full and correct statement of the affairs of the Corporation which shall include a balance sheet and a financial statement of operations for the preceding fiscal year. Within twenty (20) days after the meeting such statement of affairs shall be placed on file at the Corporation’s principal office.

Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

Section 5. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of October of each year.16

Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

ARTICLE IX

AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by an action of the whole Board of Directors or by affirmative vote of the stockholders representing a majority of the voting stock, at an annual or special meeting of the stockholders or the Board of Directors, provided that notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such annual or special meeting.

[16]	Reference S89-02, 12-7-88

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